                                  Exhibit 21
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SUBSIDIARIES OF OVERSEAS PARTNERS LTD.
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
        Corporation                                Jurisdiction of Incorporation
        -----------                                -----------------------------
Overseas Partners Re Ltd.                              Bermuda
Overseas Partners Capital Corp.                        Delaware
OPL Funding Corp.                                      Delaware
Overseas Partners Credit, Inc.                         Cayman Islands
Overseas Partners Capital (Massachusetts), Inc.        Massachusetts
Overseas Partners Capital (Illinois), Inc.             Delaware
Overseas Management Inc.                               Massachusetts
Overseas Partners (AFC), Inc.                          Georgia
Overseas Partners (333), Inc.                          Illinois
Copley One LLC.                                        Massachusetts
Copley Place Associates, LLC.                          Massachusetts
Copley Place Corp., Inc.                               Delaware
Capital Insurance Underwriters, Inc.                   Delaware
Parcel Insurance Plan, Inc.                            Delaware
Overseas Holding Company, Inc.                         Delaware